Exhibit 99.1

Playa Hotels & Resorts and Pace Holdings Corp. Announce Business Combination

Transaction provides significant capital and complementary capabilities to further enable Playa’s growth

Playa to become publicly listed company

FAIRFAX, Va., and FORT WORTH, Texas – December 13, 2016 – Playa Hotels & Resorts B.V. (“Playa”), a leading owner, operator, and developer of premier all-inclusive resorts, announced today that it has entered into a definitive business combination agreement with Pace Holdings Corp. (“Pace”) (NASDAQ:PACE), a special-purpose acquisition company sponsored by an affiliate of TPG. The combined company will retain the Playa name and will be a publicly listed company with an anticipated initial enterprise value of approximately $1.75 billion. The transaction will be a catalyst to accelerate Playa’s growth strategy by providing $500 million of additional capital and access to the public markets to strengthen its balance sheet, pursue acquisitions, and enhance distribution — all furthering the company’s leading position in an emerging, high-growth sector.

Offering approximately 6,142 rooms across its 13 locations, Playa owns and operates all-inclusive resorts located on prime beachfront properties in leading destinations in the Dominican Republic, Jamaica, and Mexico. The company’s business model, which provides guests with the all-inclusive vacation experience year round, produces higher occupancy rates than competing traditional or seasonal resort structures. In 2013, Playa entered into a strategic partnership with Hyatt to create two all-inclusive brands under the Hyatt name, Hyatt Ziva and Hyatt Zilara, of which Playa is the sole franchisee. Playa operates six Hyatt resorts across Mexico and Jamaica, one of which sits in the only private cove in Puerto Vallarta. Through its relationship with Playa, Hyatt is the first major U.S. brand to have entered the all-inclusive segment.

Playa’s management team, led by Chairman and CEO Bruce Wardinski, will continue to run the company post-transaction. Pace President and CEO Karl Peterson, along with two other members designated by Pace, will join the company’s board.

“When we formed Pace, our objective was to identify a great company that was ready to enter the public arena and had a business plan that we could help accelerate by providing insights, support, and greater access to capital,” said Karl Peterson, TPG Partner and President and CEO of Pace Holdings. “We believe that Playa is the perfect fit for this mandate. Bruce has built an exceptional company that is creating a new standard for quality and innovation in the all-inclusive resort segment. Over the years, my partners and I have witnessed first-hand his successful leadership in the hospitality space. We look forward to working with Bruce and his team to grow the company, most immediately through accessing growth capital and addressing consumer-direct sales opportunities.”

“We are thrilled to be partnering with Pace in a transaction that not only reflects the momentum that Playa has achieved throughout the last several years but also serves as a catalyst for accelerating future growth,” said Bruce Wardinski, Chairman and CEO of Playa. “I have known TPG and Karl for many years, and their operational expertise, differentiated sector insights, and track record of developing successful businesses is unparalleled. Their deep experience founding and building industry-leading companies will be extremely valuable as we look to capitalize on attractive growth prospects. Our new capital structure and our partnership with Hyatt, paired with TPG’s private equity heritage, create truly exciting opportunities. I look forward to working together to lead and grow Playa as a publicly listed company.”

“TPG has an ongoing focus on creating new ways to leverage our business-building experience, sector expertise, and investment insight to expand our platform and offer a diverse set of products to our investors,” said David Bonderman, co-Founder of TPG and Chairman of Pace. “Karl and the team did a great job leading the initiative to build Pace into a differentiated, value-added partner. Playa is a natural fit for the investment thesis behind Pace, and we look forward to working with Bruce and his team to take this business to the next level.”

This transaction provides the combined company with access to the broader network, resources, and operational expertise of leading global alternative asset firm TPG. Since inception, the firm has been actively engaged in the travel and leisure sector, from its founding investment in Continental Airlines to its partnerships with innovative industry disruptors such as Airbnb. Throughout their tenure at TPG, the members of Pace’s management team have helped create innovative new companies such as discount travel website Hotwire. They have also helped lead the firm in successfully sponsoring companies in public markets, including leading travel technology and software provider Sabre and global cruise ship operator Norwegian Cruise Line.

BofA Merrill Lynch acted as exclusive financial advisor to Playa. Deutsche Bank Securities Inc. and Citigroup served as financial and capital markets advisors to Pace. Hogan Lovells acted as the legal advisor to Playa and Weil, Gotshal & Manges LLP acted as the legal advisor to Pace.

Key Transaction Terms

The transaction will be effected pursuant to the Transaction Agreement entered into by and among Playa, Pace, New PACE Holdings Corp. and Porto Holdco B.V. (the “Company”), pursuant to which the Company will be the surviving company. Immediately prior to the consummation of the transaction, additional investors, including affiliates of TPG, will purchase ordinary shares of Pace in a private placement. The majority of the $50 million of incremental equity capital commitment comes from two institutional investors with the balance being committed by members of Pace management and its affiliates and their travel and technology network. After giving effect to any redemptions by the public stockholders of Pace, the balance of the approximately $450 million in cash held in Pace’s trust account, together with approximately $50 million in private placement proceeds, will be used to pay transaction expenses and repay a portion of Playa’s outstanding preferred shares in the amount of approximately $346 million. Following the consummation of the transaction, the Company’s ordinary shares will be listed on the Nasdaq Capital Market.

The consideration payable to the Playa shareholders will consist of Company common shares and warrants to purchase Company common shares.

In order to facilitate the transaction, Pace’s sponsor has agreed to the cancellation of 3,750,000 founder shares and 7,333,333 founder warrants (for one third of a share). In addition, the Playa shareholders and Pace’s sponsor will be issued earnout warrants that will be exercisable for Company common shares upon the achievement of certain Company stock price thresholds.

The transaction has been unanimously approved by the boards of directors of both Pace and Playa and is expected to close in the first quarter of 2017, subject to the receipt of certain regulatory approvals, and approval of the transaction by the shareholders of Pace.

Conference Call Information

At 10:00 am EDT on December 13, 2016, Pace Holdings will be holding an investor conference call to discuss the transaction. For those who wish to participate, the domestic toll-free access number is (844) 833-0709 and the international toll-free access number is (216) 562-0133. Once connected with the operator, please provide the Conference ID number of 37195775 and request access to the Pace Holdings and Playa Hotels & Resorts Investor Call.

A replay of the call will also be available from 2:00 pm EDT on December 13, 2016 to 11:59 pm EDT on January 12, 2017. To access the replay, the domestic toll-free access number is (866) 247-4222 and participants should provide the Conference ID number of 37195775 and request access to the Pace Holdings and Playa Hotels & Resorts Investor Call.

All investor materials, including a copy of the investor presentation, can be found at http://www.tpg.com/platforms/paceholdings.

Additional Information and Where to Find It

Pace and Playa intend to cause the Company to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (the “Registration Statement”), which will include a proxy statement/prospectus with respect to the Company’s securities to be issued in connection with the proposed business combination between Pace and Playa. The Registration Statement will contain important information about the proposed business combination and related matters. PACE SHAREHOLDERS ARE URGED AND ADVISED TO READ THE REGISTRATION STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The Registration Statement and other relevant materials (when they become available) and any other documents filed by Pace or the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, shareholders will be able to obtain free copies of the Registration Statement by directing a request to: Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: Pace@tpg.com.

Participants in the Solicitation

Pace, Playa, the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Pace’s shareholders in connection with the proposed business combination. Information about Pace’s directors and executive officers is set forth in Pace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on January 26, 2016. These documents are available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: Pace@tpg.com. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Pace’s shareholders in connection with the proposed business combination will be set forth in the Registration Statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the Registration Statement that Pace and Playa intend to cause the Company to file with the SEC.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include projected financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Pace, Playa or the combined company after completion of any proposed business combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the inability to complete the transactions contemplated by the proposed business combination; (2) the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably; (3) the ability to meet NASDAQ’s listing standards following the consummation of the transactions contemplated by the proposed business combination; (4) costs related to the proposed business combination; (5) changes in applicable laws or regulations; (6) the possibility that Playa or Pace may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in the final prospectus of Pace, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by Pace. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Pace and Playa undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This announcement is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and applicable regulations in the Netherlands and Cayman Islands.

About Playa Hotels & Resorts

Playa Hotels & Resorts B.V. is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns a portfolio consisting of 13 resorts (6,142 rooms) located in Mexico, the Dominican Republic, and Jamaica. Playa owns and manages Hyatt Zilara and Hyatt Ziva Cancun, Hyatt Ziva and Hyatt Zilara Rose Hall Jamaica, Hyatt Ziva Puerto Vallarta, and Hyatt Ziva Los Cabos. The company also owns and operates three resorts under Playa’s brands, THE Royal and Gran, as well as five resorts in Mexico and the Dominican Republic that are managed by a third party.

About Pace Holdings

Pace was formed with the purpose of acquiring a company that would be better suited to generate strong returns in the public markets while benefiting from the broader operational knowledge, resources and private equity heritage of TPG. This transaction builds on TPG’s efforts to grow its private equity offering by servicing different return profiles and product types. Since the start of 2014, the firm has launched several new products, including Pace, TPG Real Estate Finance Trust (“TRT”), TSL Europe and Arrow Ridge Capital.

Media Contacts:

Pace Holdings Corp.

Luke Barrett

(212) 601-4752

media@tpg.com

Playa Hotels & Resorts

Karen Callahan

(954) 801-7116

KCallahan@PlayaResorts.com

Investor Contacts:

Pace Holdings

(212) 405-8458

Pace@tpg.com

Playa Hotels & Resorts

Ryan Hymel

(571) 529- 6113

ir@playaresorts.com

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